United States
Securities and Exchange Commission
Washington D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2006

MTS Medication Technologies, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	000-16594	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2003 Gandy Boulevard North, Suite 800, St. Petersburg, Florida 33702

(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code):  (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item 4.02(a).    NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On June 12, 2006, management and the Audit Committee discussed certain errors related to accounting for revenue. The Company’s standard shipping terms for consumables are FOB shipping point and historically revenue was recognized upon shipment. However, the Company determined that certain shipments of consumables, primarily those that were made to wholesale distributors, have been made FOB destination and title and risk of loss did not transfer until the product was received by the customer. Therefore, the Company concluded that revenue was not recognized in accordance with Staff Accounting Bulletin No. 104, which states that revenue should not be recognized until title and risk of loss have transferred. The Company determined that the impact of these errors in prior fiscal years was not material; however, the impact to the second and third quarters of fiscal 2006 was material and that the Company’s previously issued unaudited condensed consolidated interim financial statements for the second and third quarters of fiscal 2006 should be restated. The Audit Committee concurred with management’s assessment that the Company’s accounting for revenue recognition for certain shipments was incorrect. Management and the Audit Committee also discussed the matter with the Company’s independent registered public accounting firm.

Based on the definition of “material weakness” in the Public Company Accounting Oversight Board’s Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction With an Audit of Financial Statements, restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a “material weakness” in the design or operation of internal control over financial reporting. The Company has concluded that it did not maintain effective controls over the authorization and/or communication of selling terms provided to customers. The Company determined that because effective controls regarding the authorization and/or communication were not in place, the recognition of revenue on certain shipments was inconsistent with its accounting policies and that a material weakness existed in the Company’s internal control over financial reporting, and disclosed this to the Audit Committee and to the independent registered public accountants. In addition, the Company has determined that a material weakness exists in the Company’s internal controls over financial reporting related to the limited number of accounting personnel in the Company. The Company disclosed this to the Audit Committee and to the independent registered public accountants.

The Company has instituted new policies that provide controls to improve the authorization and/or communication of selling terms provided to customers. Also, the Company has commenced a search for qualified personnel to fill a newly created position in its accounting department. This position is expected to be filled in the near future.

The Company is in the process of evaluating the effect of the material weaknesses on the Company’s disclosure controls and procedures as of September 30, 2005 and December 31, 2005 and is considering the extent to which the material weaknesses affect the disclosures relating to its disclosure controls and procedures contained in its Form 10-Q for the second and third quarters of fiscal 2006.

As a result of the Company’s determination to restate its unaudited condensed consolidated interim financial statements for the second and third quarters of fiscal 2006 as discussed above, the unaudited condensed consolidated interim financial statements should no longer be relied upon. The Company will file a Form 10-Q/A with restated unaudited condensed consolidated financial statements for the second and third quarters of fiscal 2006 in the near future. The effect of the restatement on net sales, net income available to common stockholders and earnings per diluted common share for each quarter and cumulatively for two quarters is as follows:

							Cumulative Effect
	As Reported		As Restated	As Reported		As Restated	of Restatement
							for Two
	Quarter Ended		Quarter Ended	Quarter Ended		Quarter Ended	Quarters Ended
	September 30,		September 30,	December 31,		December 31,	December 31,
	2005	Adjustment	2005	2005	Adjustment	2005	2005

	(In Thousands; Except Earnings Per Share Amount)

Net Sales	$11,338	$(853)	$10,485	$10,190	$838	$11,028	$(15)

Net Income Available to Common Stockholders	$450	$(207)	$243	$423	$203	$626	$(4)

Earnings Per Diluted Common Share	$0.07	$(0.03)	$0.04	$0.07	$0.03	$0.10	$-

Item   9.01   Financial Statements and Exhibits

                       (d)     Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press Release of MTS Medication Technologies, Inc. dated June 13, 2006* (furnished pursuant to Item 4.02).

*Such information is being "furnished" and not "filed."

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc.
(Registrant)

Date: June 13, 2006	By:	/s/ Michael P. Conroy
Michael P. Conroy
Chief Financial Officer